UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2017

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 18, 2017, Sprague Operating Resources LLC (“Sprague”), a wholly owned subsidiary of Sprague Resources LP (“Sprague Resources”), entered into a First Amendment to Asset Purchase Agreement (the “Amendment”) with Carbo Industries, Inc. (“Carbo Industries”) and Carbo Realty, LLC (“Carbo Realty”), amending that certain Asset Purchase Agreement dated March 13, 2017 (the “Asset Purchase Agreement”) by and among Sprague, Carbo Industries, Carbo Realty and, for certain limited purposes, Paul Hochhauser (collectively, “Carbo”). The Amendment provides that, among other things, at or prior to closing, Carbo Realty will execute and deliver to Sprague a license agreement for the exclusive use of a certain portion of the property located at 30 Inip Drive, Inwood, NY and the non-exclusive use of certain additional portions of such property, until such time as an agreement granting to Sprague an easement to such portions of the property is properly recorded.
A copy of the Amendment is attached hereto as Exhibit 2.1, which exhibit is incorporated herein by reference. The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Amendment.

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On April 19, 2017, Sprague Resources announced that Sprague completed the previously announced acquisition of substantially all of the operating assets of Carbo Industries and Carbo Realty pursuant to Asset Purchase Agreement (as defined above) and the Unit Purchase Agreement, dated March 13, 2017, between Sprague Resources and Carbo Industries (the “Unit Purchase Agreement”).
The total consideration for the acquisition is $70 million, plus (i) the Seller Petroleum Products Inventory Amount, (ii) the Buyer Employee Obligations, (iii) the assumption of the Assumed Liabilities, and (iv) the Bonus Units (each as defined in the Asset Purchase Agreement). The consideration was paid as follows: (i) a $10 million cash payment at closing, (ii) 1,131,551 common units issued by Sprague Resources at closing, calculated in accordance with the Unit Purchase Agreement, and (iii) the balance shall be paid in cash in monthly installments over the ten-year period following the closing.
The foregoing description is qualified in its entirety by reference to the full texts of the Asset Purchase Agreement and the Unit Purchase Agreement, which were filed as Exhibit 2.1 and Exhibit 10.1, respectively, to Sprague Resources’ Current Report on Form 8-K filed on March 16, 2017 and are incorporated in this Item 2.01 by reference.

A copy of the press release regarding the Carbo acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(a) [Omitted]
(b) [Omitted]
(c) [Omitted]
(d) Exhibits.

EXHIBIT	DESCRIPTION
2.1	First Amendment dated April 18, 2017 to Asset Purchase Agreement by and among Sprague Operating Resources LLC, Carbo Industries, Inc. and Carbo Realty, LLC
99.1	Press Release regarding the Carbo acquisition issued by of Sprague Resources LP dated April 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: April 19, 2017

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	First Amendment dated April 18, 2017 to Asset Purchase Agreement by and among Sprague Operating Resources LLC, Carbo Industries, Inc. and Carbo Realty, LLC
99.1	Press Release regarding the Carbo acquisition issued by of Sprague Resources LP dated April 19, 2017